Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Golden Mid Cap Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0.00		60,052		9.02
Class B	0		0.00		51,840		8.99
Class C	0		0.00		50,373		8.99
Class I	0		0.00		355,225		9.03

Evergreen Equity Income Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	4,514,238	0.28		15,203,562	18.89
Class B	191,423		0.11		1,472,184	18.71
Class C	117,543		0.11		941,141		18.67
Class I	9,109,593	0.33		26,590,443	18.89
Class R	964		0.23		2,623		18.92

Evergreen Fundamental Mid Cap Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	366             0.01            42,513          9.17
Class B	23              0.00            33,742          9.13
Class C	23              0.00            121,141	        9.14
Class I	468             0.02            50,613	        9.19

Evergreen Fundamental Large Cap Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	2,773,070       0.12            22,529,534      23.15
Class B	32,221          0.01            3,577,928       21.41
Class C	34,311          0.01            2,870,885	21.41
Class I	2,186,761       0.22            9,558,853	23.56

Evergreen Small Cap Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	7,690,588	2.09		3,321,389	17.06
Class B	837,101	        2.00		397,075		16.71
Class C	789,009		2.00		361,545		16.73
Class I	7,147,450	2.18		2,923,772	17.77

Evergreen Intrinsic Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	3,385,425	0.47		8,680,598	10.19
Class B	839,088		0.42		1,804,308	10.11
Class C	769,342		0.42		2,212,678	10.11
Class I	2,419,380	0.49		29,310,093	10.22

Evergreen Golden Core Opportunities Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0.00		62,104		9.06
Class B	0		0.00		58,960		9.04
Class C	0		0.00		52,813		9.04
Class I	0		0.00		354,950		9.07

Evergreen Special Values Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A 9,958,621	0.27		31,873,519	18.78
Class B	409,363	 	0.06	   	5,082,155	17.92
Class C	224,396  	0.05 	   	3,409,393	17.98
Class  I13,513,724 	0.33		38,141,624	18.95
Class  R65,026 	 	0.21	      	294,520		18.60

Evergreen Disciplined Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A  1,548,355	0.27		5,081,633	13.75
Class B	 52,915	 	0.14		311,571		13.68
Class C	 21,690  	0.14 		138,430		13.65
Class  I 78,843,115 	0.31		17,144,111	13.71

Evergreen Enhanced S&P 500 Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A  3,878,326	0.14		24,194,140	14.40
Class B	 51,813		0.05		872,436		13.68
Class C	 39,440         0.05		746,450		13.95
Class  I 13,019,753	0.17		65,072,377	14.48
Class IS 554,873	0.15		3,409,704	14.41